As filed with the Securities and Exchange Commission on March 6, 2009

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0728374
(State of Incorporation)	(I.R.S. Employer Identification Number)

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

2004 Stock Incentive Plan

(Full Title of the Plan)

Deborah A. Smeltzer

Vice President, Operations and Chief Financial Officer

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Robert L. Jones, Esq.

Glen Y. Sato, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share under the Dynavax Technologies Corporation 2004 Stock Incentive Plan	400,000	$0.62(2)	$248,000	$9.75

(1)	This represents the increase in the number of shares of common stock of the Registrant reserved for issuance under the Dynavax Technologies Corporation 2004 Stock Incentive Plan pursuant to an evergreen provision contained therein. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from stock splits, stock dividends, recapitalization or other similar transactions.

(2)	Represents the average of the high $0.69 and low $0.54 prices of the Common Stock on March 3, 2009, and is set forth solely for the purpose of calculating the filing fee pursuant to Rule 457(h) and is used only for shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference Registration Statement No. 333-113220 on Form S-8, filed with the Securities and Exchange Commission on March 2, 2004, which registered 3,500,000 shares of the Company’s common stock with respect to the 2004 Stock Incentive Plan for which a registration fee was paid with the filing of such Registration Statement.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

1.	The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2008, filed on March 6, 2009.

2.	The Registrant’s Current Reports on Form 8-K, filed on February 2, 2009, February 9, 2009, and March 2, 2009.

3.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed February 6, 2004, including any amendment or report filed for the purpose of updating such description.

4.	All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

4.1(1)	Registration Rights Agreement

4.2(1)	Form of Warrant

4.3(2)	Form of Specimen Common Stock Certificate

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)

(1)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-145836) on Form S-3 filed on August 31, 2007.

(2)	Incorporated by reference to Amendment No. 3 to Dynavax Technologies Corporation’s Registration Statement (File No. 333-109965) on Form S-1 filed on January 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Dynavax Technologies Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on March 6, 2009.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ Dino Dina, M.D.
Dino Dina, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dino Dina, M.D. and Deborah A. Smeltzer, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dino Dina, M.D. Dino Dina, M.D.	President and Chief Executive Officer (Principal Executive Officer)	March 6, 2009

/s/ Deborah A. Smeltzer Deborah A. Smeltzer	Vice President, Operations and Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2009

/s/ Arnold L. Oronsky Arnold L. Oronsky, Ph.D.	Chairman of the Board	March 6, 2009

/s/ Nancy L. Buc Nancy L. Buc	Director	March 6, 2009

Dennis A. Carson, M.D	Director

/s/ Denise M. Gilbert Denise M. Gilbert, Ph.D.	Director	March 6, 2009

David M. Lawrence, M.D.	Director

/s/ Peggy V. Phillips Peggy V. Phillips	Director	March 6, 2009

/s/ Stanley A. Plotkin Stanley A. Plotkin, M.D.	Director	March 6, 2009

INDEX TO EXHIBITS

Exhibit Number	Document

4.1(1)	Registration Rights Agreement

4.2(1)	Form of Warrant

4.3(2)	Form of Specimen Common Stock Certificate

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)

(1)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-145836) on Form S-3 filed on August 31, 2007.

(2)	Incorporated by reference to Amendment No. 3 to Dynavax Technologies Corporation’s Registration Statement (File No. 333-109965) on Form S-1 filed on January 16, 2004.